UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2015, Empire Resorts, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-5 reverse stock split of all outstanding shares of common stock of the Company, par value $.01 per share (“Common Stock”), effective as of 12:01 A.M. on December 23, 2015. The filing of the Certificate of Amendment was made pursuant to the authorization provided by the stockholders of the Company by written consent on October 5, 2015, which authorized the Board of Directors of the Company to effect a reverse stock split of all outstanding shares of Common Stock at a specific ratio within a range from 1-for-2 to 1-for-5 at any time before December 31, 2016. The 1-for-5 reverse stock split ratio was subsequently determined at a meeting of the Company’s Board of Directors on December 7, 2015.

As a result of the reverse stock split, each five (5) shares of outstanding common stock will be combined into one (1) new share, with no change in authorized shares or par value per share. The number of outstanding shares of Common Stock will be reduced from approximately 47.792 million to approximately 9.550 million. Proportional adjustments also will be made to the exercise prices of the Company’s outstanding warrants and stock options, and to the number of shares issued and issuable under the Company’s stock incentive plans. The reverse stock split will not affect any stockholder’s ownership percentage of Common Stock, except to the limited extent that the reverse stock split would result in any stockholder owning a fractional share. The Company will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split; rather, the Company will issue an additional share to all holders of fractional shares.

The Company’s trading symbol of “NYNY” will not change as a result of the reverse stock split. The Common Stock will trade under a new CUSIP number 292052305 effective as of December 23, 2015.

The Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Empire Resorts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2015

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer